EXHIBIT 21.1


                           Orbit International Corp.
                           Subsidiaries of Registrant
                           --------------------------

Name                                        State of Incorporation
----                                        ----------------------
Behlman Electronics, Inc.                         Delaware
Orbit  Instrument of California, Inc.             California
Tulip Development Laboratory, Inc.                Pennsylvania
TDL Manufacturing, Inc.                           Pennsylvania
Integrated Consulting Services, Inc. d/b/a
 Integrated Combat Systems, Inc.                  Kentucky